Exhibit 32.2

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Rick Low, hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that

1.	the annual report on Form 10-K of Blox, Inc. for the year ended March 31, 2014 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Blox, Inc.

July 3, 2014

/s/ Rick Low
Rick Low
Chief Financial Officer
(Principal Financial Officer and Principal Accounting
Officer)